Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4/A of our report dated March 15, 2012 relating to the consolidated financial statements of ADA-ES, Inc. and Subsidiaries as of December 31, 2011, 2010, and 2009 and for the years then ended. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Ehrhardt Keefe Steiner & Hottman PC

April 20, 2012

Denver, Colorado